Exhibit 3.1

BYLAWS

OF

SUNSET FINANCIAL RESOURCES, INC

i

ii

BYLAWS

OF

SUNSET FINANCIAL RESOURCES, INC

These Bylaws are subject to, and governed by, the General Corporation Law of the State of Maryland (the “Maryland General Corporation Law”) and the Articles of Incorporation of Sunset Financial Resources, Inc, a Maryland corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Maryland General Corporation Law or the provisions of the Articles of Incorporation of the Corporation, such provisions of the Maryland General Corporation Law or the Articles of Incorporation, as the case may be, will be controlling.

ARTICLE I

STOCKHOLDERS

Section 1.1. Annual Meeting.

The annual meeting of stockholders shall be held upon reasonable notice, at the principal office of Sunset Financial Resources, Inc (the “Corporation”) at ten o’clock a.m. unless a different date, hour or place is fixed by the Board of Directors.

Section 1.2. Special Meetings.

(a) General. The Chairman of the Board, President, Chief Executive Officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 1.2, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of

Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.2(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, Chief Executive Officer, President or Board of Directors, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, Chief Executive Officer, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.2(b).

(5) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chairman of the Board, Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.

Section 1.3. Matters to be Considered at Annual Meetings and Special Meetings.

The purpose of each annual meeting of the stockholders is to elect directors of the Corporation and to transact such other business as may be properly brought forth at such annual meeting in accordance with Section 1.11 below. Only those matters set forth in the notice of a special meeting, as set forth in Section 1.11 below, may be considered or acted upon at such special meeting.

Section 1.4. Notice of Meetings; Adjournments.

(a) A written notice of all annual meetings of stockholders stating the date, hour and place of such annual meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different period of notice to each stockholder entitled to vote at such meeting or to each stockholder who, under the Corporation’s Articles of Incorporation, as amended from time to time (the “Charter”), or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books or by any other means permitted by Maryland law. Such notice shall be deemed to be delivered when hand delivered to such address or if mailed, when deposited in the mail so addressed, with postage prepaid.

(b) Subject to the provisions of Section 1.2, notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c) Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is executed before or after such meeting by such stockholder, or if such stockholder attends such meeting in person or by proxy. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

(d) Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is to a date more than 120 days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given, as in the case of the original meeting, to each stockholder of record entitled to vote at such meeting on notice thereof.

Section 1.5. Quorum.

Except as otherwise provided by law, stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of stockholders; but if less than a quorum is present at a meeting, stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 1.4. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.6. Voting and Proxies.

Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Charter. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 1.7. Action at Meeting.

When a quorum is present, any matter before any annual or special meeting of stockholders shall be decided by vote of the holders of a majority of the shares of stock entitled to vote on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock except as to shares which it holds in a fiduciary capacity or except as otherwise permitted by law. An abstention shall not be deemed a vote cast.

Section 1.8. Action in Lieu of Meeting.

Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by all of the holders of shares of capital stock entitled to vote thereon.

Section 1.9. Inspectors of Election.

The Board of Directors by resolutions may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed by the Board of Directors to act or is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 1.10. Organization and Conduct.

Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be presiding officer or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a presiding officer chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the presiding officer shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the presiding officer, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the presiding officer. The presiding officer may prescribe such rules, regulations and procedures and take such action as, in the discretion of such presiding officer, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the presiding officer may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the presiding officer may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the presiding officer; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the presiding officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 1.11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 1.11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 1.11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such

Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 1.11(a), the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3) Notwithstanding anything in this subsection (a) of this Section 1.11 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(4) For purposes of this Section 1.11, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 1.11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (2) of this Section 1.11(a) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.11. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.11.

(2) Only such individuals who are nominated in accordance with this Section 1.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.11. The presiding officer shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.11.

(3) For purposes of this Section 1.11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(5) Section 1.11 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

ARTICLE II

DIRECTORS

Section 2.1. Powers.

All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

Section 2.2. Number and Terms.

The Board of Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than one (or such other minimum number permitted under the Maryland General Corporation Law) nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 2.3. Majority of Directors to be Independent.

Except in the case of a vacancy, a majority of the Board of Directors or of any committee designated by the Board of Directors shall be made up of Independent Directors (as defined below) at all times after the issuance of common stock.

For purposes of this Section 2.3, an “Independent Director” shall mean any director who meets the definition of an “independent director” under the Rules of the New York Stock Exchange (“NYSE”), and under applicable laws and the rules and regulations of the Securities and Exchange Commission (“SEC”), as each may be amended from time to time.

Section 2.4. Qualification.

No director need be a stockholder of the Corporation.

Section 2.5. Vacancies.

Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled in the manner provided in the Charter. Notwithstanding the foregoing, any vacancy created as a result of the removal of a director by a vote of the stockholders shall be filled by a vote of the stockholders.

Section 2.6. Resignation.

Any director may resign at any time by giving written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice, unless the resignation otherwise provides.

Section 2.7. Regular Meetings.

The regular annual meeting of the Board of Directors shall be held, without other notice than this Section 2.7 of the Bylaws, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

Section 2.8. Special Meetings.

Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of any three of the directors or the Chairman of the Board, if one is elected. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 2.9. First Meeting.

Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

Section 2.10. Notice of Meetings.

(a) Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least three (3) business days in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

(b) When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

(c) A written waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.11. Quorum.

At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in this Section 2.12. Any business that might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

Section 2.12. Action at Meeting.

At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or these Bylaws.

Section 2.13. Action by Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

Section 2.14. Manner of Participation.

Members of the Board of Directors or of committees elected by the Board of Directors pursuant to Section 2.14 may participate in meetings of the Board of Directors or of such committees by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

Section 2.15. Committees.

(a) The Board of Directors, by the affirmative vote of a majority of the directors then in office, may elect from its membership directors to serve on one or more committees. The committees of the Board of Directors shall include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors may delegate thereto some or all of its powers except those which by law, by the Charter or by these Bylaws, may not be delegated. Except as the Board of Directors may otherwise determine or as required by law, by the Charter or these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board of Directors. The Board of Directors at any time may abolish any such committee, other than the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and any other committee that may be required by applicable law or the rules and regulations of the SEC or the NYSE, as may be amended from time to time in either case. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

(b) The Board of Directors shall have power to rescind any action of any committee, other than the Audit Committee and others required by the NYSE and SEC, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

Section 2.16. Chairman of the Board.

(a) The Board of Directors, by the affirmative vote of a majority of the directors then in office, shall elect from its membership a director to serve as Chairman of the Board.

(b) The Chairman of the Board shall preside at all meetings of the Board of Directors. If the Chairman of the Board is absent, the President shall preside at meetings of the Board of Directors. If the Chairman of the Board is not the Chief Executive Officer and in the absence of the Chief Executive Officer, the Chairman of the Board shall preside, when present, at all meetings of the stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

Section 2.17. Presumption of Assent.

A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 2.18. Compensation of Directors.

Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such (“Employee Directors”) shall not receive any salary or other compensation for their services as directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

ARTICLE III

OFFICERS

Section 3.1. Officers.

The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other officers, including without limitation, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

Section 3.2. Election and Appointment.

At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the President, the Chief Executive Officer, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.

Section 3.3. Qualification.

No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation’s expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

Section 3.4. Tenure.

Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 3.6.

Section 3.5. Resignation.

Any officer may resign by delivering his written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.6. Removal.

If the Board of Directors in its judgment finds that the best interests of the Corporation and its stockholders will be served, the Board of Directors may remove any officer, with or without cause, by the affirmative vote of a majority of the directors then in office. However, such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.7. Absence or Disability.

In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 3.8. Vacancies.

Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.9. Chief Executive Officer.

The President shall be the Chief Executive Officer, unless the Board of Directors shall elect another officer to be the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business and shall preside, when present, at all meetings of the stockholders.

Section 3.10. President.

In the absence of the Chairman of the Board, the President shall preside, when present, at all meetings of the Board of Directors. If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the stockholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 3.11. Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer.

Any Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 3.12. Vice Presidents and Assistant Vice Presidents.

Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 3.13. Treasurer and Assistant Treasurers.

The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of a Chief Financial Officer, the office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, and the Treasurer shall have authority to affix his signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 3.14. Secretary and Assistant Secretaries.

The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation (if there shall be one), and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 3.15. Salaries.

The salaries of the officers shall be fixed from time to time by the Board of Directors (or an appropriately designated committee of the Board of Directors) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 3.16. Other Powers and Duties.

Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

STOCK

Section 4.1. Certificates of Stock.

Unless otherwise provided by the Board of Directors or by law, each stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 4.2. Transfers.

Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 4.3. Record Holders.

Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.

Section 4.4. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

(b) If no record date is fixed:

(i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and

(ii) the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4.5. Replacement of Certificates.

In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

Section 4.6. Transfer Agents and Registrars.

The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible banks, trust companies or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of shares of stock. If there shall be a transfer agent or registrar, no certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

Section 4.7. Stockholders’ Addresses.

Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

Section 4.8. Repurchase of Shares of Stock.

The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.

Section 4.9. Control Share Acquisition Statute.

Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 4.9 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE V

INDEMNIFICATION

Section 5.1. Right to Indemnification.

The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an “Indemnitee”). The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an “Indemnitee”).

Section 5.2. Indemnification of Employees and Agents of the Corporation.

With the approval of the Board of Directors, the Corporation may, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 5.1 above, to any officer, employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an “Indemnitee”).

Section 5.3. Right of Indemnitee to Bring Suit.

If a claim under this Article V is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former Director has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.4. Non-Exclusivity of Rights.

The rights to indemnification and to advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Charter or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1. Dividends.

Subject to provisions of law and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property, or shares of stock of the Corporation. Subject to the Articles of Incorporation, such declaration and payment shall be at the discretion of the Board of Directors.

Section 6.2. Reserves.

There may be created by the Board of Directors out of funds of the Corporation legally available therefore such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.3. Books and Records.

The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and the Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. The Corporation shall also keep, at its registered office, a copy, certified by the Secretary of State, of its Articles of Incorporations and all amendments thereto, and a copy, certified by a Corporation officer, of these Bylaws and all amendments thereto.

Section 6.4. Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board of Directors.

Section 6.5. Seal.

The Board of Directors may authorize the adoption of a seal by the Corporation. If a seal is adopted, the seal shall contain that name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 6.6. Affixing the Seal.

Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place “[SEAL]” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 6.7. Investment Policies.

The directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as they shall deem appropriate in their sole discretion.

Section 6.8. Execution of Instruments.

All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chief Executive Officer, the President or the Chief Financial Officer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 6.9. Voting of Securities.

Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 6.10. Resident Agent.

The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6.11. Corporate Records.

The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

Section 6.12. Amendments.

These Bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of a majority of the voting power of the common stock of the Corporation.

Section 6.13. Offices.

The principal office of the Corporation within the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 6.14. Invalid Provisions.

If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall remain valid and operative.

Section 6.15. Mortgages, etc.

With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 6.16. Headings.

The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

Section 6.17. References.

Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.